Exhibit 99.3

COURT CONFIRMS EPL’S PLAN OF REORGANIZATION

New Orleans, Louisiana, August 3, 2009… Energy Partners, Ltd. (“EPL” or, the “Company”) (Pink Sheets: ERPLQ.PK) today announced that the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) confirmed EPL’s pre-negotiated Joint Plan of Reorganization (the “Plan”).

“The Court’s confirmation of Energy Partners’ Plan is a major milestone in what has been a very efficient and productive restructuring process,” said Alan D. Bell, Chief Restructuring Officer. “Our operations are strong and we look forward to emerging from this process with a much improved capital structure. I speak for the Board and management team when I offer sincere thanks to our employees, customers, vendors and other stakeholders for their support and confidence in our company throughout this process.”

Under the terms of the plan of reorganization, the holders of the Company’ senior notes (collectively, the “Noteholders”) will receive their pro rata share of 95% of the outstanding common stock in the reorganized Company upon its emergence from bankruptcy, and the current stockholders in the Company will receive the remaining 5%, in each case prior to any issuance of shares or options under customary employee incentive arrangements.

EPL is in discussions with lenders regarding the terms of an exit facility that the Company will enter into upon the effective date of the Plan. The closing of the exit facility is one of the conditions to the effectiveness of the Plan and the Company’s emergence from bankruptcy. The confirmation order provides that the conditions to the effectiveness of the Plan must be satisfied by September 10, 2009 or a later date agreed to by the Company and the Noteholders or as set by the Court.

Additional information about EPL’s restructuring, including information about the proposed Board of Directors and Chief Executive Officer of the reorganized Company upon emergence as well as access to court documents and other general information about the Chapter 11 cases, is available at http://chapter11.epiqsystems.com/EPL.

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding EPL. Any statements included in this press release that address activities, events or developments that EPL expects, believes, plans, projects, estimates or anticipates will or may occur in the future are forward-looking statements. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include:

•	our inability to continue business operations during the Chapter 11 proceedings;
•	our ability to consummate our plan of reorganization as currently planned;

•	risks associated with third party motions in the Chapter 11 proceeding, which may interfere with our reorganization as currently planned;
•	the potential adverse effects of the Chapter 11 proceeding on our liquidity and results of operations;
•	our ability to retain and motivate key executives and other necessary personnel while seeking to implement our plan of reorganization;
•	our ability to continue as a going concern;
•	discussions with our bank lender group, our noteholders, our other creditors and the Minerals Management Service;
•	changes in general economic conditions;
•	uncertainties in reserve and production estimates;
•	unanticipated recovery or production problems;
•	hurricane and other weather-related interference with business operations;
•	the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities;
•	oil and natural gas prices and competition;
•	the impact of derivative positions;
•	production expense estimates;
•	cash flow estimates;
•	future financial performance;
•	planned capital expenditures; and
•	other matters that are discussed in EPL’s filings with the Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL’s filings with the SEC, including Form 10-K for the year ended December 31, 2007, Form 10-Q for the three months ended September 30, 2008, Notification of Late Filing on Form 12b-25 related to EPL’s Form 10-K for the year ended December 31, 2008 and related to EPL’s Form 10-Q for the three months ended March 31, 2009 and Current Reports on Form 8-K, for a discussion of these risks.

Additional Information and Where to Find It

Security holders may obtain information regarding the Company from EPL’s website at www.eplweb.com, from the Securities and Exchange Commission’s website at www.sec.gov, or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875.

Contacts

T.J. Thom (504-799-4830)

Energy Partners, Ltd.

Media:

Joele Frank, Wilkinson Brimmer Katcher

Jeremy Jacobs/Jed Repko (212-355-4449)